Exhibit 23.2

Consent of Independent Auditors

We consent to the use of our report dated October 22, 2020, with respect to the consolidated financial statements of CPA Global Group Holdings Limited incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

London, United Kingdom

June 9, 2021